Exhibit 99.1

2U, Inc. Reports First Quarter 2018 Financial Results

Raises full-year revenue growth guidance to 42%

LANHAM, MD, May 3, 2018 — 2U, Inc. (Nasdaq: TWOU), a global leader in education technology, today reported financial and operating results for the first quarter ended March 31, 2018.

First Quarter 2018 Results

•                                          Revenue was $92.3 million, an increase of 42% from $64.8 million in the first quarter of 2017.

•                                          Net loss was $(14.9) million, or $(0.28) per share, compared to $(3.4) million, or $(0.07) per share, in the first quarter of 2017.

•                                          Adjusted net loss was $(6.1) million, or $(0.12) per share, compared to adjusted net income of $0.5 million, or $0.01 per share, in the first quarter of 2017.

•                                          Adjusted EBITDA loss was $(1.5) million, compared to adjusted EBITDA of $3.9 million in the first quarter of 2017.

“Our short course business has emerged as a powerful contributor to our growth story. When combined with the expected growth of our Graduate Program Segment, revenue guidance is up about $8 million over our prior guidance,” said CEO and Co-Founder Christopher “Chip” Paucek. “In addition, the annual number of launched graduate programs has increased substantially over the past few years and shows no signs of slowing down. Our pipeline also continues to be strong, giving us confidence in our revenue expectations in that core segment in future years.”

Program Developments

Today, 2U is announcing the following:

•                  A new Domestic Graduate Program with Pepperdine University Graziadio Business School for Business@Pepperdine, a suite of online graduate business degrees expected to launch in 2019.

•                  A partnership with Rice University for business-focused online short courses expected to launch in fall 2018.

2U recently announced a new partnership with Baylor University for three new Domestic Graduate Programs:

•                  Education@Baylor, an online Doctor of Education in Learning and Organizational Change, expected to launch in August 2018.

•                  MPH@Baylor, an online Master of Public Health with a specialization in Community Health, expected to launch in April 2019 pending accreditor approval.

•                  MSW@Baylor, an online Master of Social Work, expected to launch in May 2019 pending accreditor approval.

Financial Outlook

Based on information available as of today, 2U is issuing the following guidance for second quarter and full-year of 2018. This guidance assumes foreign exchange rates as of March 31, 2018, including a U.S. dollar/South African rand rate of 11.83.

	2Q 2018	FY 2018
(in millions, except per share amounts)
Revenue	$95.1 - $96.1	$406.6 - $410.6
Net loss	$(22.1) - $(21.6)	$(46.6) - $(44.7)
Net loss per share, basic and diluted	$(0.42) - $(0.41)	$(0.87) - $(0.84)
Adjusted net loss	$(11.6) - $(11.1)	$(7.2) - $(5.3)
Adjusted net loss per share	$(0.22) - $(0.21)	$(0.13) - $(0.10)
Weighted-average shares of common stock outstanding, basic	53.4	53.5

Adjusted EBITDA (loss)	$(6.2) - $(5.7)	$16.1 - $18.0
Stock-based compensation expense	$9.3 - $9.5	$34.0 - $34.5

Note that, in the first quarter of 2018, better than expected enrollment in early presentations of several new short courses was the primary factor in 2U’s revenue overperformance in that quarter. Based on this demonstrated demand, 2U plans on increasing the expected number of presentations of these courses for the remainder of the year. Expected incremental enrollment from these additional presentations is the primary driver of the increased revenue guidance that 2U is providing.

2U expects that of the revenue it recognizes in the second half of 2018, approximately 48% will be recognized in the third quarter. Further, we expect to experience meaningful margin variability between periods driven by significant revenue growth combined with cost seasonality. For the second half of the year, we currently expect:

•                  A net loss margin of between (4.4)% and (3.7)%, and of that dollar net loss, approximately 127% to 128% is expected to be generated in the third quarter.

•                  An adjusted net income margin of between 4.8% and 5.4%, and of that dollar adjusted net income, approximately 112% to 113% is expected to be generated in the fourth quarter.

•                  An adjusted EBITDA margin of between 10.8% and 11.3%, and of that dollar adjusted EBITDA, approximately 18% to 19% is expected to be generated in the third quarter.

Note that cost seasonality in the second and fourth quarters typically reduces margins in the first half of each year and improves margins in the second half of each year, so second-half margins should not be viewed as being a run rate for the first half of the following year.

Non-GAAP Measures

To supplement the Company’s consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), we use adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss) and adjusted net income (loss) per share, which are non-GAAP financial measures.

We define adjusted EBITDA as net income or net loss, as applicable, before net interest income (expense), taxes, depreciation and amortization, foreign currency gains or losses, acquisition-related gains or losses and stock-based compensation expense. Some or all of these items may not be applicable in any given reporting period. Adjusted EBITDA margin represents adjusted EBITDA as a percentage of revenue.

We define adjusted net income (loss) as net income or net loss, as applicable, before foreign currency gains or losses, acquisition-related gains or losses and stock-based compensation expense. Adjusted net income (loss) per share is calculated as adjusted net income (loss) divided by diluted weighted-average shares of common stock outstanding for periods which result in adjusted net income, and basic weighted-average shares outstanding for periods which result in an adjusted net loss.

The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the Company’s financial statements. These non-GAAP measures are key metrics Company management uses to compare the Company’s performance to that of prior periods for trend analyses and for budgeting and planning purposes. These measures also provide useful information to investors and analysts relating to 2U’s financial condition and results of operations. These financial measures are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. In addition, these financial measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

For more information on 2U’s non-GAAP financial measures and reconciliations of such measures to the nearest GAAP measures, see the reconciliation tables on the last page of this press release under the heading “Reconciliation of Non-GAAP Measures.” 2U urges investors to review these reconciliations and not to rely on any single financial measure to evaluate the Company’s business.

Conference Call Information

What:	2U, Inc.’s first quarter 2018 financial results conference call
When:	Thursday, May 3, 2018
Time:	5 p.m. ET
Live Call:	(877) 359-9508
Webcast:	investor.2U.com

About 2U, Inc. (Nasdaq: TWOU)

2U partners with great colleges and universities to build what we believe is the world’s best digital education. Our platform provides a comprehensive fusion of technology, services and data architecture to transform high-quality and rigorous campus-based universities into the best digital versions of themselves. 2U’s No Back Row® approach allows qualified students and working professionals around the world to experience a first-rate university education and achieve desired outcomes. To learn more, visit 2U.com.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements regarding future results of the operations and financial position of 2U, Inc., including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. 2U has based these forward-looking statements largely on its estimates of its financial results and its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy, short term and long-term business operations and objectives, and financial needs as of the date of this press release. We undertake no obligation to update these statements as a result of new information or future events. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from the results predicted, including, trends in the higher education market and the market for online education, and expectations for growth in those markets; the acceptance, adoption and growth of online learning by colleges and universities, faculty, students, employers, accreditors and state and federal licensing bodies; our ability to comply with evolving regulations and legal obligations related to data privacy, data protection and information security; our expectations about the potential benefits of our cloud-based software-as-a-service (“SaaS”) technology and technology-enabled services to university clients and students; our dependence on third parties to provide certain technological services or components used in our solutions; our ability to meet the anticipated launch dates of our graduate programs and short courses; our expectations about the predictability, visibility and recurring nature of our business model; our ability to acquire new university clients and expand our graduate programs and short courses with existing university clients; our ability to successfully integrate the operations of Get Educated International Proprietary Limited, or GetSmarter, achieve the expected benefits of the acquisition and manage, expand and grow the combined company; our ability to execute our growth strategy in the international, undergraduate and non-degree alternative markets; our ability to continue to acquire prospective students for our graduate programs and short courses; our ability to affect or increase student retention in our graduate programs; our ability to successfully execute our growth strategy; our expectations regarding the scalability of our cloud-based SaaS technology; our expectations regarding future expenses in relation to future revenue; potential changes in regulations applicable to us or our university clients; and our expectations regarding the amount of time our cash balances and other available financial resources will be sufficient to fund our operations. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 and other reports filed with the Securities and Exchange Commission. Moreover, 2U operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for 2U management to predict all risks, nor can 2U assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements 2U may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated.

Investor Relations Contact: Ed Goodwin, 2U, Inc., egoodwin@2u.com

Media Contact: Molly Greenberg, 2U, Inc., mgreenberg@2u.com

2U, Inc.

Condensed Consolidated Balance Sheets

(unaudited, in thousands, except share and per share amounts)

	March 31, 2018	December 31, 2017
Assets
Current assets
Cash and cash equivalents	$182,110	$223,370
Accounts receivable, net	40,290	14,174
Prepaid expenses and other assets	15,075	10,509
Total current assets	237,475	248,053
Property and equipment, net	50,669	49,055
Goodwill	75,296	71,988
Amortizable intangible assets, net	114,696	90,761
Prepaid expenses and other assets, non-current	25,972	22,205
Total assets	$504,108	$482,062
Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$30,955	$22,629
Accrued compensation and related benefits	13,599	19,017
Deferred revenue	21,625	7,024
Other current liabilities	15,928	9,330
Total current liabilities	82,107	58,000
Non-current lease-related liabilities	23,485	22,573
Deferred government grant obligations	3,500	3,500
Deferred tax liabilities, net	9,113	10,087
Other non-current liabilities	70	70
Total liabilities	118,275	94,230
Stockholders’ equity
Preferred stock, $0.001 par value, 5,000,000 shares authorized, none issued	—	—
Common stock, $0.001 par value, 200,000,000 shares authorized, 52,846,016 shares issued and outstanding as of March 31, 2018; 52,505,856 shares issued and outstanding as of December 31, 2017	53	53
Additional paid-in capital	596,529	588,289
Accumulated deficit	(220,707)	(205,836)
Accumulated other comprehensive income	9,958	5,326
Total stockholders’ equity	385,833	387,832
Total liabilities and stockholders’ equity	$504,108	$482,062

2U, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(unaudited, in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2018	2017
Revenue	$92,288	$64,829
Costs and expenses
Curriculum and teaching	4,307	—
Servicing and support	15,233	10,925
Technology and content development	13,840	9,205
Marketing and sales	53,058	34,670
General and administrative	21,869	13,664
Total costs and expenses	108,307	68,464
Loss from operations	(16,019)	(3,635)
Interest income	342	196
Interest expense	(27)	—
Other income (expense), net	(395)	—
Loss before income taxes	(16,099)	(3,439)
Income tax benefit	1,228	—
Net loss	$(14,871)	$(3,439)
Net loss per share, basic and diluted	$(0.28)	$(0.07)
Weighted-average shares of common stock outstanding, basic and diluted	52,687,299	47,237,341
Other comprehensive loss
Foreign currency translation adjustments, net of tax of $0 for all periods presented	4,632	—
Comprehensive loss	$(10,239)	$(3,439)

2U, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities
Net loss	$(14,871)	$(3,439)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,375	3,648
Stock-based compensation expense	7,122	3,895
Changes in operating assets and liabilities:
Increase in accounts receivable, net	(26,109)	(20,812)
Increase in prepaid expenses and other assets	(4,306)	(545)
Increase in accounts payable and accrued expenses	6,010	8,911
Decrease in accrued compensation and related benefits	(5,437)	(7,668)
Increase in deferred revenue	14,484	8,582
Increase in payments to university clients	(3,826)	(4,514)
Increase in other liabilities, net	331	343
Other	395	—
Net cash used in operating activities	(18,832)	(11,599)
Cash flows from investing activities
Additions of amortizable intangible assets	(21,805)	(4,909)
Purchases of property and equipment	(1,856)	(9,384)
Net cash used in investing activities	(23,661)	(14,293)
Cash flows from financing activities
Proceeds from exercise of stock options	2,120	518
Tax withholding payments associated with settlement of restricted stock units	(1,002)	(467)
Net cash provided by financing activities	1,118	51
Effect of exchange rate changes on cash	115	—
Net decrease in cash and cash equivalents	(41,260)	(25,841)
Cash and cash equivalents, beginning of period	223,370	168,730
Cash and cash equivalents, end of period	$182,110	$142,889

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents a reconciliation of net loss to adjusted net income (loss) for each of the periods indicated:

	Three Months Ended March 31,
	2018	2017
	(in thousands, except share and per share amounts)
Net loss	$(14,871)	$(3,439)
Adjustments:
Foreign currency loss	395	—
Amortization of acquired intangible assets	1,680	—
Income tax benefit on amortization of acquired intangible assets	(460)	—
Stock-based compensation expense	7,122	3,895
Total adjustments	8,737	3,895
Adjusted net income (loss)	$(6,134)	$456
Net loss per share, basic and diluted (1)	$(0.28)	$(0.07)
Adjusted net income (loss) per share, basic (1)	$(0.12)	$0.01
Adjusted net income (loss) per share, diluted (1)	$(0.12)	$0.01
Weighted-average shares of common stock outstanding, basic	52,687,299	47,237,341
Weighted-average shares of common stock outstanding, basic or diluted	52,687,299	51,414,673

(1)         The Company computes net income (loss) per share and/or adjusted net income (loss) per share using diluted weighted-average shares of common stock outstanding for periods which result in net income and/or adjusted net income, and uses basic weighted-average shares of common stock outstanding for periods which result in net loss and/or adjusted net loss.

The following table presents a reconciliation of net loss to adjusted EBITDA (loss) for each of the periods indicated:

	Three Months Ended March 31,
	2018	2017
	(in thousands)
Net loss	$(14,871)	$(3,439)
Adjustments:
Interest income	(342)	(196)
Interest expense	27	—
Foreign currency loss	395	—
Depreciation and amortization expense	7,375	3,648
Income tax benefit	(1,228)	—
Stock-based compensation expense	7,122	3,895
Total adjustments	13,349	7,347
Adjusted EBITDA (loss)	$(1,522)	$3,908

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents (i) a reconciliation of net loss guidance to adjusted net income (loss) guidance and adjusted EBITDA (loss) guidance and (ii) a reconciliation of net loss per share guidance to adjusted net income (loss) per share guidance, each at the midpoint of the ranges provided by the Company, for each of the periods indicated:

	Three Months Ended June 30, 2018		Year Ended December 31, 2018
	$	$/Share	$	$/Share
	(in thousands, except per share amounts)
Net loss	$(21,850)	$(0.41)	$(45,650)	$(0.85)
Foreign currency loss	—	—	400	0.01
Amortization of acquired intangible assets	1,700	0.03	6,700	0.12
Income tax benefit on amortization of acquired intangible assets	(500)	(0.01)	(1,800)	(0.04)
Stock-based compensation expense	9,300	0.18	34,100	0.64
Adjusted net loss	(11,350)	(0.21)	(6,250)	(0.12)
Net interest (income) expense	(150)	*	(800)	*
Depreciation and amortization expense	5,850	*	24,600	*
Income tax benefit	(300)	*	(500)	*
Adjusted EBITDA (loss)	$(5,950)	$ *	$17,050	$ *
Projected weighted-average shares of common stock outstanding, basic		53,400		53,500

*              Not provided.

Key Financial Performance Metric

(unaudited)

Full Course Equivalent Enrollments

Graduate Program Segment

The following table sets forth the full course equivalent enrollments and average revenue per full course equivalent enrollment in our Graduate Program Segment for the last eight quarters.

	Q2 ‘16	Q3 ‘16	Q4 ‘16	Q1 ‘17	Q2 ‘17	Q3 ‘17	Q4 ‘17	Q1 ‘18
Graduate Program full course equivalent enrollments	18,823	19,126	21,686	23,857	23,903	24,062	27,082	29,770

Graduate Program average revenue per full course equivalent enrollment	$2,609	$2,717	$2,645	$2,717	$2,719	$2,740	$2,758	$2,706

Short Course Segment

The following table sets forth the full course equivalent enrollments and average revenue per full course equivalent enrollment in our Short Course Segment for the last three quarters, since the acquisition of GetSmarter on July 1, 2017.

	Q3 ‘17	Q4 ‘17	Q1 ‘18
Short Course full course equivalent enrollments	4,079	6,751	6,002

Short Course average revenue per full course equivalent enrollment*	$1,232	$1,777	$1,954

*                                         The calculation of the Short Course Segment’s average revenue per full course equivalent enrollment includes $0.7 million of revenue that was excluded from the results of operations in the third quarter of 2017, due to an adjustment recorded as part of the valuation of GetSmarter.